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                                                              Execution Original

                               VITAL IMAGES, INC.
                                       AND
                      TOSHIBA AMERICA MEDICAL SYSTEMS, INC.

                               RESELLER AGREEMENT


THIS AGREEMENT is made as of September 11, 2000, effective July 1, 2000 by and between Vital Images, Inc., a Minnesota corporation having its principal place of business at 3300 Fernbrook Lane N., Suite 200, Plymouth, Minnesota 55447 ("Vital Images") and Toshiba America Medical Systems, Inc. having its principal place of business at 2441 Michelle Drive, Tustin, California 92781 ("Reseller").

                                    Recitals
                                    --------

         A. Vital Images develops and licenses proprietary medical visualization products (defined below as the "Products") and desires to increase the marketing and distribution of the Products.

         B. Reseller possesses the necessary expertise and marketing organization to promote, market, distribute and support the Products.

         C. Vital Images desires to appoint Reseller, and Reseller desires appointment, as a nonexclusive reseller of the Products.

         NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties agree as follows:


                             ARTICLE 1: DEFINITIONS
                             ----------------------

For purposes of this Agreement, the following words, terms and phrases shall have the following meanings unless the context otherwise requires:

1.1 Confidential Information. "Confidential Information" shall mean all information designated by a party as confidential and which is disclosed by Vital Images to Reseller, is disclosed by Reseller to Vital Images, or is embodied in the Products, regardless of the form in which it is disclosed, relating to markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, prices, costs, revenues, profits, organization, employees, agents, resellers or business in general, or, in the case of Vital Images, the algorithms, programs, user interfaces and organization of the Products.
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1.2      End User Agreement. "End User Agreement" shall mean the end user
         Software License Agreement for the Products, in the form attached hereto as Exhibit C, or such other form as Vital Images may from time to time provide to Reseller.

1.3 First Level Maintenance. "First Level Maintenance" shall mean electronic, telephone or in-person response by Reseller to customers in the Territory who have installed Products that are under Vital Images' standard warranty, standard software maintenance or standard hardware maintenance program. Such response shall attempt (i) to identify the nature and extent of the customer's problem, (ii) if appropriate, to obtain a copy of magnetic media, hard copy printout or electronic file forwarded over the Internet containing the problem or software bug to be forwarded promptly to Vital Images electronically or by facsimile, and (iii) to advise the customer in the application of any recommended solution or workaround to such problem or bug. Reseller will provide First Level Maintenance only during the period of the initial standard warranty or the period that the customer has an effective standard service maintenance agreement with Reseller. Furthermore, Vital Images agrees to provide Reseller with the pricing on its service contracts as set forth in Exhibit E.

1.4 Government Approval. "Government Approval" shall mean any approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, foreign or domestic, necessary for use, marketing, sale or distribution of the Products in a regulatory jurisdiction, including without limitation the U.S. Food and Drug Administration ("FDA").

1.5 Products. "Products" shall mean only those computer products described in Exhibit A and any related user documentation as released from time to time by Vital Images, including any later authorized releases or versions of the Software (as defined below) or documentation during the term of this Agreement.

1.6 Second Level Maintenance. "Second Level Maintenance" shall mean electronic, telephone or in-person response by Vital Images to Reseller to deal with any problem, hardware breakdown or software bug that cannot be handled by Reseller alone under First Level Maintenance for customers in the Territory who have installed Products that are under Vital Images' standard warranty or standard software or hardware maintenance agreement.

1.7 Software. Software shall mean only those computer software products in object code form described in Exhibit A as released from time to time by Vital Images.

1.8      Territory.  "Territory" shall mean the area described in Exhibit B.

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                             ARTICLE 2: APPOINTMENT
                             ----------------------

2.1 Scope. Vital Images hereby appoints Reseller, and Reseller hereby accepts such appointment, as Vital Images' nonexclusive reseller of the Products during the term of this Agreement in the Territory, subject to all the terms and conditions of this Agreement.

2.2 Dealer Associates. Upon Vital Images' prior written approval, Reseller may appoint one or more agents to market and distribute the Products within the Territory (collectively "Dealer Associates"), provided, however, Reseller shall remain fully liable for the performance of any Dealer Associate and Reseller hereby indemnifies and holds Vital Images harmless from all damages, losses, costs or expenses arising in any manner from any act or omission on the part of any Dealer Associate. Such indemnification will not apply if the Dealer Associates purchase the Products directly from Vital Images. Reseller shall furnish Vital Images with a copy of any such appointment agreement with any Dealer Associate.

2.3 Use of Terms. The terms "sale", "purchase", "distribution", "resale", "Reseller" and "Dealer" are used herein for convenience only and refer to the sale of the Products provided, that, with respect to the Software component of the Products, this shall only refer to the sale of software licenses pursuant to the terms of the End User Agreement. Reseller hereby acknowledges Vital Images retains all right, title and interest in and to the copyrights and other intellectual property rights in the Software. Reseller agrees to provide its customers with a copy of the End User Agreement.

                   ARTICLE 3: GENERAL OBLIGATIONS OF RESELLER
                   ------------------------------------------

3.1 Marketing. Reseller shall have the following obligations with respect to the distribution of the Products:

         (a) To use its best efforts to further the promotion, marketing and distribution of the Products in the Territory;

         (b) To promptly respond to all inquiries or complaints from customers, to provide all necessary and appropriate First Level Maintenance of the Products and to cooperate with Vital Images in the provision of Second Level Maintenance;

         (c) To provide Vital Images with appropriate details of all complaints and bugs found in the Products, whether such complaints or bugs were discovered by Reseller or customers of Reseller;

         (d) To conduct its business in a professional manner, which will reflect positively upon Vital Images and its Products;

         (e) To provide Vital Images with customer registration information as is reasonably requested by Vital Images;

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         (f)      To abide by all applicable laws and regulations in the
                  Territory or the United States of America, including, if applicable, the U.S. Export Administration Regulations and the U.S. Foreign Corrupt Practices Act;

         (g) To diligently investigate all leads with respect to potential customers in the Territory who are referred to Reseller by Vital Images;

         (h) To maintain throughout the Territory an adequately trained and staffed sales and technical support group for the marketing, distribution, installation and support (as applicable) of the Products;

         (i) To provide appropriate sales and technical support staff for training by Vital Images at any mutually agreeable location; and

         (j) To participate actively in sales or promotional programs prepared by Vital Images; to participate in fairs and exhibitions in the Territory in which Reseller's CT business participates where such participation will promote the Products; and to cooperate with Vital Images in the presentation of the Products at tradeshows (including, without limitation, having the Products displayed in Reseller's booth at the RSNA tradeshow) and to develop and implement its own internal programs for the promotion of the Products.

3.2 Reseller Demonstration License. Reseller acknowledges that Vital Images has provided to Reseller, at no expense to Reseller, one (1) software license for the Software solely for its own customer demonstration and promotional uses, subject to the provisions of the Demonstration License Agreement attached hereto as Exhibit D. In the event this Agreement is terminated, Reseller shall immediately return such software license to Vital Images. Vital Images agrees to provide Reseller, throughout the term of this Agreement, with the latest release of the Software.

3.3 Promotional Materials. Vital Images shall furnish Reseller with a reasonable quantity of Vital Images data sheets, brochures and other marketing materials for the Products in the English language for use by Reseller.

         (a) If Reseller requires any extraordinary quantity of such promotional materials, Reseller may purchase them from Vital Images.

         (b) In lieu of providing such promotional materials directly, Vital Images, at its discretion, may provide Reseller with an electronic media copy of same with a nonexclusive, nontransferable right and license to use same, without modification of any kind, for the local reproduction of such materials solely for purposes of Reseller's performance under this Agreement.

In no event shall Reseller distribute any promotional materials for or related to the Products that have not been previously approved in writing by Vital Images.

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3.4      Reverse Engineering. Reseller shall not reverse engineer, decompile or disassemble the Software and shall not knowingly allow any other person to do so.

3.5 Competing Products. During the first year of the term of this Agreement, Reseller shall not market, distribute, promote or solicit the sale of any products in the United States which are directly or indirectly competitive with the Products without the prior written consent of Vital Images. Notwithstanding the foregoing, Reseller may sell no more than two (2) Product units annually which would be considered competitive with the Products without violating the terms of this Agreement.

3.6 Reseller Expenses. Reseller assumes full responsibility for all its own costs and expenses incurred in carrying out its obligations under this Agreement, including but not limited to all rents, salaries, commissions, advertising, demonstrations, travel and accommodations; provided, however, that Vital Images will provide to Reseller, at no charge, training for up to forty (40) of Reseller's sales and technical support staff, at Vital Images' facilities or at any other mutually-agreeable location, in the function, application, installation, and First Level Maintenance of the Products and in the provision of assistance to Vital Images in Second Level Maintenance, provided, however, that Reseller shall pay the salaries and all transportation and living expenses of its staff.

                         ARTICLE 4: ORDERS FOR PRODUCTS
                         ------------------------------

4.1 Purchase Orders. Reseller shall use its best efforts to submit purchase orders for the Products to Vital Images in writing (preferably by facsimile) at least thirty (30) days prior to the requested delivery date, which orders shall include the following information:

         (a) Customer identification information, including, but not limited to name, address, telephone and facsimile numbers;

         (b) An identification of the Products ordered (with release number);

         (c)      Quantity of Products;

         (d) Hardware platform and relevant hardware specifications, including the model number, serial number and operating system and version thereof (as applicable);

         (e)      Requested delivery dates;

         (f)      Shipping instructions and shipping address; and

         (g) If applicable, any relevant export control information or documentation to enable Reseller and Vital Images to comply with applicable U.S. export control laws.

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4.2      Acceptance of Orders. All purchase orders from Reseller are subject to acceptance in writing by Vital Images, which acceptance shall be delivered by reply facsimile.

4.3 Delivery Terms. All deliveries of the Products shall be from Vital Images' facilities unless otherwise agreed in writing between the parties. Reseller shall pay for shipping as part of the purchase price for the Products. All risk of damage to or loss or delay of the Products shall pass to Reseller upon their delivery to (i) a common carrier, or (ii) an agent or any other person specified by Reseller acting on behalf of Reseller.

4.4 Modification of Orders. No accepted purchase order may be modified or canceled later than 30 days before the scheduled delivery date, except upon the written agreement of both parties, provided Vital Images may, at no additional cost to Reseller, ship its latest authorized version or release of a Product in response to any accepted purchase order. Reseller's purchase orders or mutually-agreed change orders shall be subject to all provisions of this Agreement, whether or not the purchase order or change order so states, and any terms or conditions of such purchase order or change order which conflict with the terms or conditions of this Agreement shall be deemed excluded and of no legal effect as between the parties.

4.5 Purchase Commitment. Vital Images shall ship to Reseller during the Term of this Agreement such Products as are identified in the purchase orders submitted by Reseller. Notwithstanding the foregoing, in the event Vital Images has not received purchase orders containing such minimum amount of Vitrea2(R) Systems units (or multi-application or multi-modality software similar to Vitrea(R)) as is specified in Exhibit F attached hereto and incorporated herein (the "Commitment") within fifteen (15) days prior to the end of the applicable calendar quarter, Vital Images shall ship to Reseller within three (3) days prior to the end of such calendar quarter an amount of units of the Vitrea2(R) System, as such System is described in Exhibit E, necessary for Reseller to meet the requirements of the Commitment and Reseller shall pay for such Products pursuant to the payment terms specified in
         Article 6. The Commitment may be adjusted for the period beginning after July 1, 2001 as mutually agreed to by Vital Images and Reseller. If the parties do not agree to any such adjustment, the Commitment and this Agreement shall continue unmodified through the end of the Term, unless sooner terminated pursuant to the provisions of Article 14 hereof.

         Quarterly Product purchases above the minimums set forth in the Commitment may be applied only to satisfy the next quarterly purchase commitment; provided, however, that aggregate purchases for Year 1, Year 2 and Year 3 as specified and defined in Exhibit F shall not be applied against the following year's purchase commitment, and purchases during the fourth (4th) quarter of one year may not be applied against the first (1st) quarter of the following year's commitment.

         In the event Vital Images sells a Product directly to a customer and not through Reseller, Reseller shall receive credit for such sale in the event Reseller introduced the Product to

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         such customer during the marketing of Reseller's products to such customer. Reseller shall receive credit for introducing the Product to a customer upon proof that:

         (a) Vital Images and Reseller made a joint visit to the customer to demonstrate the Product;

         (b) A quote was provided to the customer including components of the Product and Reseller's products; and

         (c) Such customer has not been previously called upon by Vital Images within 60 days prior to Reseller's quote.

4.6 Product Changes. Vital Images may do any of the following upon reasonable notice to Reseller:

         (a) Alter the specifications for any Product or any new release thereof;

         (b)      Discontinue the production of any Product;

         (c) Discontinue the development of any new release of a Product, whether or not such new release has been announced publicly; or

         (d) Commence the development and distribution of new software products having features, which may make any Product wholly or partially obsolete, whether or not Reseller is granted any distribution rights in respect of such new products.

         Reseller's minimum purchase commitments will end in the event Vital Images discontinues the production of Vitrea(R).

4.7 Installation of Products and Customer Training. Unless otherwise specified in a particular purchase order, all deliveries of the Products shall be made directly to the customer, and Vital Images shall then have the sole responsibility for the installation and integration of such Products into a customer's computer system in the Territory in accordance with the standards and specifications established by Vital Images from time to time. Reseller shall have the option after March 31, 2001 to provide installation services, in which case the parties shall work toward a mutual agreement as to the transition of installation services to Reseller. Vital Images shall additionally provide two (2) two-day applications training sessions for each Product sold, as further described on Exhibit E attached hereto.

                         ARTICLE 5: MAINTENANCE SERVICES
                         -------------------------------

5.1 Maintenance Program. Each Product includes one (1) year of software and hardware maintenance services, as applicable.

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5.2      First Level Maintenance Service. To the best of its technical ability, and based upon its prior experience and its training by Vital Images, Reseller shall use its best efforts to provide First Level Maintenance to customers in the Territory.

5.3 Second Level Maintenance Service. To the best of its technical ability and based upon its prior experience and its training by Vital Images, Reseller shall use its best efforts to assist Vital Images in providing Second Level Maintenance to customers in the Territory.

5.4 Customer Contact. Reseller shall have the primary responsibility for direct contact with customers in the Territory in regard to the function, application, installation or maintenance of the Products under First Level Maintenance and Second Level Maintenance.

                         ARTICLE 6: PRICES AND PAYMENTS
                         ------------------------------

6.1 Prices. Reseller shall pay Vital Images in accordance with the prices for the Products and maintenance services as specified in the Product Price List, Exhibit E hereto, except as provided in Section 6.2 below. Any special packing or handling shall be at the sole expense of Reseller.

6.2 Price Increases or Decreases. The prices for the Products set forth on Exhibit E shall be effective through the Term. Vital Images and Reseller may mutually agree to modify the prices for the Products in the event Reseller's purchase commitment is modified pursuant to
         Section 4.5 hereof.

6.3 Payment Terms. For each order of the Products or maintenance support services, Reseller shall pay in accordance with the Product Price List attached as Exhibit E in U.S. Dollars within thirty (30) days of shipment of same.

6.4 Overdue Payments. If and for so long as any payment from Reseller to Vital Images under this Agreement shall be overdue:

         (a) Interest at twelve percent (12%) per annum or the highest rate permitted under applicable law, whichever is lower, shall automatically become due on all balances outstanding; and

         (b) Vital Images reserves the right to withhold or suspend shipment of Products to Reseller and/or its customers if there is an unsettled outstanding balance owed by Reseller to Vital Images.

            ARTICLE 7: APPROVALS; ADVERSE REACTIONS; PRODUCT RECALLS
            --------------------------------------------------------

7.1 Government Approval. Vital Images shall diligently prepare and file all applications required to obtain all necessary Government Approval for each country included in the Territory as Vital Images deems necessary. Vital Images shall keep Reseller apprised of

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         its progress with respect to any such applications. Reseller shall furnish Vital Images with such assistance and cooperation as may be reasonably requested in connection with the securing of such Government Approval.

7.2 Compliance. Vital Images shall comply with all applicable regulatory requirements, and Reseller shall provide to Vital Images all information within Reseller's possession necessary for Vital Images to comply with its medical device reporting requirements to the FDA or any other comparable regulatory body elsewhere in the world. Vital Images shall comply with all health registration laws, regulations and orders of any government entity within the Territory and Vital Images and Reseller shall each comply, with respect to their activities, with all other governmental requirements relating to the promotion, marketing and sale of the Products in each country in the Territory. Reseller shall submit all advertising claims to Vital Images for written approval prior to their first use by any party, such consent not to be unreasonably withheld.

7.3      Corrective Action.

         (a) Notice of Corrective Action. If Vital Images believes that a corrective action with respect to the Products in distribution is desirable or required by law, or if any governmental agency having jurisdiction (including, without limitation, the FDA) shall request or order any corrective action with respect to the Products in distribution, including any recall or customer notification, Vital Images shall promptly notify Reseller. Modified Products, if necessitated by recall or customer notification, will be provided by Vital Images at no expense to Reseller and/or dealer associates for customer installation. Reseller shall maintain complete and accurate records, for such periods as may be required by applicable law, of all Products sold by it and any of its Dealer Associates. The parties shall cooperate fully with each other in effecting any corrective action with respect to the Products pursuant to this Article 7.3, including communication with any customers and Reseller and its Dealer Associates shall comply with all reasonable directions of Vital Images' regarding such corrective action. This Article 7.3 shall not limit the obligations of either party under law regarding any corrective action with respect to Products required by law or properly mandated by governmental authority.

         (b) Refund. If any Products are required to be returned to Vital Images pursuant to this Article 7.3 and no replacement is provided therefor by Vital Images, Vital Images shall refund to Reseller's customers any unearned license fees paid to Reseller (the amount of the license fee each such customer paid for the products, less a reasonable value for use determined by prorating the license fee paid on a thirty-six
                  (36) month straight line amortization method), and the cost of any applicable computer hardware. Vital Images shall indemnify Reseller from any actions made by Reseller's customers claiming reimbursement of license fees, whether or not in excess of the amount specified in this paragraph.

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           ARTICLE 8: WARRANTIES AND REPRESENTATIONS; INDEMNIFICATION
           ----------------------------------------------------------

8.1 Product Warranties to Customers. Vital Images hereby authorizes Reseller to pass through to its customers Vital Images' standard software warranties as set forth in the End User Agreement. In addition, Vital Images hereby authorizes Reseller to pass through to its customers the standard hardware warranties provided by each of the manufacturers of the hardware. As part of its First Level Maintenance obligations, Reseller shall promptly inform Vital Images of any claims made by customers in the Territory under such software and hardware warranties. All such warranty claims shall be made promptly and shall state the nature and details of the claim, the date the cause of the claim was first observed and the serial number of the Products concerned, if any. Further, all such warranty claims must be received by Vital Images no later than fifteen (15) days after the expiration of the warranty period for such customer as provided in the applicable End User Agreement with respect to the Software and in the applicable manufacturer warranty with respect to the hardware.

8.2 Excluded Claims. Vital Images shall have no obligation to Reseller or Reseller's customers under Article 8.1 above if:

         (a) The Products have not been properly installed (if Reseller installed the Product), used or maintained in accordance with Vital Images' then-applicable operating manuals or maintenance program, whether by Reseller, its customers or any other third party;

         (b) The Products have been modified in any manner or are used or combined with other computer software programs, hardware or data not supplied by Vital Images and without the prior written consent of Vital Images; or

         (c) The Products have been distributed to a customer with any warranties or representations, oral or written, made by Reseller or any third party beyond those expressly set forth in the End User Agreement or applicable manufacturer's warranty. This limitation of Vital Images' warranty obligations extends only to the additional warranties.

8.3      Warranty to Reseller. Vital Images hereby represents and warrants to
         Reseller:

         (a) Vital Images owns or has the lawful right from others to grant the rights to market and distribute the Products as set forth in this Agreement;

         (b) Vital Images has no knowledge of any infringement by the Products of any third party intellectual property rights, such as patents, copyrights, trade secrets or trademarks; and

         (c) Vital Images has taken all appropriate corporate action to authorize execution and performance of this Agreement.

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8.4      Limited Warranty. THE WARRANTIES SET FORTH IN ARTICLE 8.3 ABOVE AND IN
         THE END USER AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY VITAL IMAGES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.5 Indemnification of Reseller. Vital Images hereby agrees to indemnify, defend and hold Reseller harmless from any third party suit, claim or other legal action ("Legal Action") that alleges the Software infringes any United States patent, copyright, or trade secret, including any reasonable costs or legal fees thereby incurred by Reseller. Reseller shall be given written notice of any Legal Action within thirty (30) days of Reseller's first knowledge thereof; provided, that, the failure of Reseller to notify Vital Images of any such matter within the thirty
         (30) day period shall not release Vital Images, in whole or in part, from its obligations under this Section 8.5, except to the extent Reseller's failure to so notify Vital Images materially prejudices Vital Images' ability to defend against such suit, claim or other legal action. Vital Images shall have sole and exclusive control of the defense of any Legal Action, including the choice and direction of any legal counsel. Reseller may not settle or compromise any Legal Action without the written consent of Vital Images. If the Software is found to infringe any such third party intellectual property right in such a Legal Action, at Vital Images' sole discretion and expense, Vital Images shall (i) obtain a license from such third party for the benefit of Reseller and its customers; (ii) replace or modify the Software so that it is no longer infringing; or (iii) if neither of the foregoing is commercially feasible, terminate this Agreement and refund to Reseller all amounts previously paid by Reseller for the Software and the Products, if applicable law requires such refund.

8.6 Indemnification of Vital Images. Reseller hereby agrees to indemnify, defend and hold Vital Images harmless from any and all claims, demands, losses and liabilities, including any reasonable costs or legal fees thereby incurred by Vital Images, resulting from Reseller's acts or omissions, including, without limitation, misrepresentations regarding the Products, any violation of applicable laws or regulations relating to the marketing and distribution of the Products, any breach of any covenant or term in this Agreement, and any failure by Reseller to provide the required support to end users or to properly install the Products, as applicable.

                        ARTICLE 9: LIMITATION OF REMEDIES
                        ---------------------------------

9.1 Sole Remedies. THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THE END USER AGREEMENT.

9.2 Consequential Damages. VITAL IMAGES AND RESELLER SHALL HAVE NO LIABILITY OF ANY KIND FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE, EVEN IF VITAL IMAGES OR RESELLER

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         OR ANY OTHER PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH
         POTENTIAL LOSS OR DAMAGE BY RESELLER OR ANY THIRD PARTY. IN NO EVENT SHALL VITAL IMAGES BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AGGREGATE AMOUNTS ACTUALLY PAID BY RESELLER TO VITAL IMAGES UNDER THIS AGREEMENT, EXCEPT FOR ACTIONS FOR INTELLECTUAL PROPERTY INFRINGEMENT, PERSONAL INJURY, PROPERTY DAMAGE, ACTIONS ARISING UNDER FDA REGULATIONS, OR AS OTHERWISE PROVIDED UNDER THIS AGREEMENT OR BY LAW.

                           ARTICLE 10: CONFIDENTIALITY
                           ---------------------------

10.1 Confidential Information; Term. All Confidential Information shall be deemed confidential and proprietary to the party disclosing such information hereunder. Each party may use the Confidential Information of the other party during the term of this Agreement only as permitted or required for the receiving party's performance hereunder. The receiving party shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements. The foregoing duty shall apply to any Confidential Information for a period of five (5) years from the date of its disclosure.

10.2 Exclusions. The following shall not be considered Confidential Information for purposes of this Article 10:

         (a) Information which is or becomes in the public domain through no fault or act of the receiving party;

         (b) Information which was independently developed by the receiving party without the use of or reliance on the disclosing party's Confidential Information;

         (c) Information which was provided to the receiving party by a third party under no duty of confidentiality to the disclosing party; or

         (d) Information which is required to be disclosed by law, provided, however, prompt prior notice thereof shall be given to the party whose Confidential Information is involved.

                             ARTICLE 11: TRADEMARKS
                             ----------------------

11.1 Use of Trademarks. Vital Images hereby grants to Reseller, and Reseller hereby accepts from Vital Images, a nonexclusive, nontransferable and royalty-free license to use the Vital Images trademarks specified in the List of Trademarks, Exhibit G hereto, as such list may be modified from time to time, solely in connection with the distribution, promotion, advertising and maintenance of the Products. Reseller shall not use any other marks or trade names in connection with the marketing and distribution of the Products. All such Vital Images trademarks shall be used by Reseller in accordance with Vital Images' standards, specifications and instructions, but in no event beyond the term of this Agreement. Vital Images may inspect and monitor the activities of Reseller to ensure that such use of the Vital Images trademarks is in accordance with such standards, specifications and instructions. Reseller is not granted any right, title or interest in such trademarks other than the foregoing limited license, and Reseller shall not use any Vital Image trademarks as part of Reseller's corporate or trade name or permit any third party to do so.

11.2 Registration. Vital Images shall use its best efforts to register the Vital Images trademarks specified in the List of Trademarks, Exhibit G hereto, as such list may be modified during the term of this Agreement, within the Territory when and if Vital Images determines, in its sole discretion, that registration is necessary or useful to the successful distribution of the Products. Vital Images shall be the sole party to initiate any such registration and shall bear all the expenses thereof.

11.3 Markings. Resellers shall not remove or alter any Vital Images trade names, trademarks, copyright notices, serial numbers, labels, tags or other identifying marks, symbols or legends affixed to any Products, documentation, containers or packages.

11.4 Infringement. Reseller shall promptly notify Vital Images in writing of any unauthorized use of Vital Images' trademarks or similar marks which may constitute an infringement or passing off of Vital Images' trademarks. Vital Images reserves the right in its sole discretion to institute any proceedings against such third party infringers, and Reseller shall refrain from doing so. Reseller shall cooperate fully with Vital Images in any legal action taken by Vital Images against such third parties, provided that Vital Images shall pay all expenses of such action. All damages, which may be awarded or agreed upon in settlement of any legal action, shall accrue to Vital Images.

11.5 Termination of Use. Reseller shall not adopt, use or register any words, phrases or symbols which are identical to or confusingly similar to any of Vital Images' trademarks. Upon termination of this Agreement, Reseller shall immediately cease any use of the Vital Images trademarks in any manner. In addition, Reseller hereby empowers Vital Images and shall assist Vital Images, if requested, to cancel, revoke or withdraw any governmental registration or authorization permitting Reseller to use Vital Images trademarks in the Territory.

                          ARTICLE 12: TAXES AND DUTIES
                          ----------------------------

12.1 Taxes in the Territory. Reseller shall be solely responsible for and shall pay all taxes, duties, import deposits, assessments and other governmental charges, however designated, which are now or hereafter imposed by any governmental authority or agency that are based on (a) the payment of any amount by Reseller to Vital Images pursuant to this Agreement for the Products or the use thereof, or (b) the import of the Products into the Territory if such transaction is international in nature.

12.2 Net Payments. All payments to be made by Reseller to Vital Images pursuant to this Agreement represent net amounts Vital Images is entitled to receive and shall not be subject to any deductions for any reason whatsoever except as allowed in this Agreement or by law. In the event any of said charges become subject to taxes, duties, import deposits, assessments or other governmental charges, however designated, said payments from Reseller shall be increased to such an extent as to allow Vital Images to receive the net amounts due under this Agreement.

                    ARTICLE 13: IMPORT AND EXPORT OF PRODUCTS
                    -----------------------------------------

13.1 Import Documentation. If applicable, Reseller shall be responsible for obtaining all licenses and permits required to import the Products into the Territory in accordance with applicable laws or regulations in the Territory.

13.2 Export Regulations. If applicable, Reseller shall supply Vital Images on a timely basis with all necessary information and documentation requested by Vital Images for export of the Products in accordance with U.S. export control laws or regulations. If applicable, Reseller hereby assures Vital Images that:

         (a) Reseller shall not re-export, directly or indirectly, the Products or the direct product of any Products to any destination forbidden under the then-applicable U.S. Export Administration Regulations;

         (b) Reseller's commitment in paragraph (a) above shall apply in all cases unless the U.S. Export Administration Regulations expressly permit such re-export or the U.S. Commerce Department's Office of Export Licensing has granted such authorization in writing; and

         (c) Reseller's commitment in paragraph (a) above shall survive termination of this Agreement.

                        ARTICLE 14: TERM AND TERMINATION
                        --------------------------------

14.1 Term. This Agreement shall take effect as of the date on page 1 above and shall have an initial term through March 31, 2002 (the "Term"). At the end of the Term, this Agreement shall automatically terminate unless prior to the date of termination, this Agreement is renewed or the term extended pursuant to the mutual written agreement of Reseller and Vital Images.

14.2     Termination by Either Party. Notwithstanding the provisions of Article
         14.1 above, this Agreement may be terminated earlier by either party upon written notice to the other party:

         (a) If the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership or otherwise loses legal control of its business voluntarily;

         (b) If the other party is in material breach of this Agreement and has failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party;

         (c) If an event of Force Majeure continues for more than six (6) months; or

         (d) If Vital Images so elects due to a Legal Action, as specified in Article 8.5 above.

14.3     Termination by Vital Images. Notwithstanding the provisions of Article
         14.1 above, this Agreement may be terminated earlier by Vital Images or Reseller upon written notice to the other party if a competitor of Vital Images or Reseller, as the case may be, acquires control of Reseller or Vital Images, or substantially all of Reseller's or Vital Images' assets.

14.4 Rights and Obligations on Termination. In the event of termination of this Agreement for any reason, the parties shall have the following rights and obligations:

         (a) Neither party shall be released from the obligation to make payment of all amounts then or thereafter due and payable;

         (b) The rights of any customer of Reseller who holds a valid and binding End User Agreement for the Products prior to the effective date of such termination shall not be affected;

         (c) Reseller's indemnification obligation under Article 2.2, and the parties' obligations under Articles 7, 8, 9, 10, 12, 13, 16 and 17 shall survive any termination of this Agreement; and

         (d) Unless the parties otherwise agree in writing, Reseller shall return all copies of the Products and any other items of Confidential Information to Vital Images and, if applicable, shall erase all copies of the Products from its computer systems and shall certify in writing to Vital Images that it has done so.

14.5 No Compensation. In the event of any termination of this Agreement under Articles 14.1, 14.2 or 14.3, subject to Article 14.4(a), neither party shall owe any compensation to the other party for lost profits, lost opportunities, goodwill or any other loss or damage as a result of or arising from such termination.

                            ARTICLE 15: FORCE MAJEURE
                            -------------------------

15.1 Definition. "Force Majeure" shall mean any event or condition beyond the reasonable control of either party which prevents, in whole or in material part, the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of State or governmental action, riots, disturbance, war, strikes, lockouts, prolonged shortage of energy or other supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion, or any refusal or failure of any governmental authority to grant any export license legally required.

15.2 Notice. Upon written notice to the other party, a party affected by an event of Force Majeure shall be suspended without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall also promptly notify the other party of the termination of such event.

15.3 Suspension of Performance. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

                             ARTICLE 16: ARBITRATION
                             -----------------------

16.1 Dispute Resolution. Except as provided in Article 16.2 below, Vital Images and Reseller shall each use its best efforts to resolve any dispute between them promptly and amicably and without resort to any legal process if feasible within thirty (30) days of receipt of a written notice by one party to the other party of the existence of such dispute. Except as provided in Article 16.2 below, no further action may be taken under this Article 16 unless and until executive officers of Vital Images and Reseller have met in good faith to discuss and settle such dispute. The foregoing requirement in this Article 16.1 shall be without prejudice to either party's right, if applicable, to terminate this Agreement under Article 14.2 above.

16.2 Litigation Rights Reserved. If any dispute arises with regard to the unauthorized use or infringement of Confidential Information by Reseller, Vital Images may seek any available remedy at law or in equity from a court of competent jurisdiction.

16.3 Procedure for Arbitration. Except as provided in Article 16.2 above, any dispute, claim or controversy arising out of or in connection with this Agreement which has not been settled through negotiation within a period of thirty (30) days after the date on which either party shall first have notified the other party in writing of the existence of a dispute shall be settled by final and binding arbitration under the then-applicable Commercial

         Arbitration Rules or, if Reseller's principal place of business is outside the United States, the International Arbitration Rules of the American Arbitration Association ("AAA"). Any such arbitration shall be conducted by three (3) arbitrators appointed by mutual agreement of the parties or, failing such agreement, in accordance with said Rules. At least one (1) arbitrator shall be an experienced computer software professional, and at least one (1) arbitrator shall be an experienced business attorney with a background in the licensing and distribution of computer software. Any such arbitration initiated by Vital Images shall be conducted in Orange County, California, U.S.A., and any such arbitration initiated by Reseller shall be conducted in Minneapolis, Minnesota, U.S.A., any such arbitration to be conducted in the English language. An arbitral award may be enforced in any court of competent jurisdiction. Notwithstanding any contrary provision in the AAA Rules, the following additional procedures and rules shall apply to any such arbitration:

         (a) Each party shall have the right to request from the arbitrators, and the arbitrators shall order upon good cause shown, reasonable and limited pre-hearing discovery, including
                  (i) exchange of witness lists, (ii) depositions under oath of named witnesses at a mutually convenient location, (iii) written interrogatories and (iv) document requests.

         (b) Upon conclusion of the pre-hearing discovery, the arbitrators shall promptly hold a hearing upon the evidence to be adduced by the parties and shall promptly render a written opinion and award.

         (c) The arbitrators may not award or assess punitive damages against either party.

         (d) Each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.

                            ARTICLE 17: MISCELLANEOUS
                            -------------------------

17.1 Relationship. This Agreement does make either party the employee, agent or legal representative of the other for any purposes whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party is acting as an independent contractor. The parties agree that this Agreement shall not constitute a franchise under Minnesota law or any other applicable federal or state laws. If the parties relationship is deemed to be a franchise by a court of law or other judicial body, the parties hereto expressly agree to waive all rights and remedies which either of them may have due to any status as a franchisor or franchisee or pursuant to the application of any franchise laws, rules or regulations.

17.2 Assignment. Reseller shall not assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of Vital Images, which consent will not be unreasonably withheld. This Agreement shall be binding upon, inure to the benefit of and be assignable by Vital Images to the successors and assigns of the business interest of Vital Images including, without limitation, any successor to or assignees of the assets or stock of Vital Images as a result of any sale, merger or any other corporate reorganization or transaction. Notwithstanding the foregoing, Vital Images shall not assign this Agreement to any of Reseller's direct CT competitors, including Marconi Medical Systems, GE Medical Systems and Siemens Medical Systems, except with the prior written consent of Reseller. Any prohibited assignment shall be null and void.

17.3 Notices. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, by private courier service, or by facsimile addressed to the respective addresses of the parties as first written above or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (i) receipt by the party to which notice is given, or
         (ii) on the fifth (5th) day following domestic mailing or the tenth
         (10th) day following international mailing, as may be the case, whichever occurs first.

17.4 Entire Agreement. This Agreement, including the Exhibits hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, discussions, and previous distribution or value added reseller agreements heretofore between the parties. Reseller and Vital Images hereby acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.

17.5 Amendment. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

17.6 Publicity. This Agreement is confidential, and no party shall issue press releases or engage in other types of publicity of any nature dealing with the commercial or legal details of this Agreement without the other party's prior written approval, which approval shall not be unreasonably withheld. However, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements. In such event, the publishing party shall furnish a copy of such disclosure to the other party.

17.7 Governing Law. This Agreement shall be governed by and interpreted under the laws of the state within which the action is filed as specified in Section 16.3 above, excluding its choice of law rules.

17.8 Severability. If any provision of this Agreement is found unenforceable under any of the laws or regulations applicable thereto, such provision terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

17.9 Counterparts. This Agreement may be executed in two or more counterparts in the English language and each such counterpart shall be deemed an original hereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

17.10 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

17.11 Delays in Delivery. The delivery date for each order placed by Reseller will be indicated on Reseller's purchase order. If Vital Images fails to deliver the Products within sixty (60) days of the deadline(s) indicated in such purchase orders, Reseller shall have the right to cancel such order and, notwithstanding the provisions of Section 3.5 of this Agreement, purchase equivalent products from an alternative source. Vital Images shall pay Reseller for the difference between the price of the alternative product and the price for the Products under the cancelled purchase order(s), not later than twenty (20) days following receipt of Reseller's invoice.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives below.

VITAL IMAGES, INC.                      TOSHIBA AMERICA MEDICAL
                                            SYSTEMS, INC.


By  /s/ Jay D. Miller                   By  /s/ John Zimmer
    ---------------------------------       ------------------------------------

Name  Jay D. Miller                     Name  John Zimmer
      -------------------------------         ----------------------------------

Title  Gen Mgr and VP-Business Dev      Title  VP of Marketing
       ------------------------------          ---------------------------------

LIST OF EXHIBITS
----------------

         A        Vital Images Products and Software
         B        Reseller Territory
         C        End User Agreement
         D        Demonstration License Agreement
         E        Product Price List
         F        Product Commitments
         G        List of Vital Images Trademarks

                               VITAL IMAGES, INC.
                           RESELLER SOFTWARE AGREEMENT
                           ---------------------------

                                    EXHIBIT A
                              VITAL IMAGES PRODUCTS


Vitrea2(R)  System, including
o  User Training and System Administration Manuals
o  1 year system maintenance
o  2 two-day applications training sessions
o  Installation
o  Shipping

VScore(TM)

Computer Hardware, as specified from time to time







                              VITAL IMAGES SOFTWARE


Vitrea(R)
VScore(TM)

                               VITAL IMAGES, INC.
                           SOFTWARE RESELLER AGREEMENT
                           ---------------------------

                                    EXHIBIT B
                               RESELLER TERRITORY


                                  UNITED STATES

                               VITAL IMAGES, INC.
                           RESELLER SOFTWARE AGREEMENT
                           ---------------------------

                                    EXHIBIT C
                               END USER AGREEMENT

                               VITAL IMAGES, INC.
                           SOFTWARE LICENSE AGREEMENT


THIS SOFTWARE LICENSE AGREEMENT ("License Agreement") is made as of _________________, 200__, by and between Vital Images, Inc., 3300 Fernbrook Lane N., Suite 200, Plymouth, Minnesota 55447 U.S.A. ("Vital Images") and __________________________________________, having its principal place of business at ___________________________________________________ ("Licensee").


Recitals
--------

A. Vital Images develops and licenses proprietary medical visualization software products (defined below as the "Products").

B. Licensee desires to license and use the Products, and Vital Images so agrees, subject to the terms and conditions of this License Agreement.


ARTICLE 1: DEFINITIONS
----------------------

For purposes of this License Agreement, the following words, terms and phrases shall have the following meanings unless the context otherwise requires:

1.1 Confidential Information. "Confidential Information" shall mean all information disclosed by Vital Images to Licensee or embodied in the Products, regardless of the form in which it is disclosed, which relates to markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, prices, costs, revenues, profits, organization, employees, agents, resellers or business in general of Vital Images, or the algorithms, programs, user interfaces and organization of the Products.

1.2 Products. "Products" shall mean only those computer software products in object code form as described in Exhibit A and any related user documentation as released from time to time by Vital Images, including any later authorized releases or versions of such software or documentation during the term of this License Agreement.


ARTICLE 2: LICENSE GRANT AND USE
--------------------------------

2.1 License Grant. In consideration for Licensee's payment of the applicable license fee, and subject to the terms of this License Agreement, Vital Images hereby grants to Licensee a nonexclusive, non-transferable license ("License") to use the Products only on one
         (1) computer of the type described in Exhibit B attached hereto ("Designated Equipment"), and only at the site described in Exhibit B ("Designated Site"). Licensee must purchase a

         License for each computer at a Designated Site on which it desires to install and use the Products. Licensee's use of the Products shall be limited to Licensee's internal business activities.

2.2 Restrictions on Use. Licensee agrees not to engage in, cause or permit the reverse engineering, disassembly, recompilation, modification or any similar manipulation of the Products, nor may Licensee loan, lease, distribute, assign or otherwise transfer the Products or copies thereof, in whole or in part, to any third party. Licensee may not install, use or access the Products at or from any location other than a Designated Site, or on any type of computer other than the Designated Equipment, without the prior written approval of Vital Images.

2.3 Copying. Licensee shall not copy the Products, except that Licensee may make and maintain one (1) copy of the Products for back-up and archival purposes, provided such copy includes all Vital Images copyright, proprietary rights and other notices included on or in the Products.

2.4 Ownership. All right, title and interest in the Products shall at all times remain the property of Vital Images and its licensors, subject to the Licenses granted to Licensee under this License Agreement. Licensee understands and agrees that it takes title only to the media on which the Products are provided to it, but that the Products shall remain the property of, and proprietary to, Vital Images.


ARTICLE 3: TERMINATION
----------------------

3.1      Termination.

         (a) Either party may terminate this License Agreement at any time if the other party fails to cure its material breach hereof within thirty (30) days after its receipt of notice specifying such breach from the other party.

         (b) Vital Images may terminate this License Agreement at any time immediately upon Licensee (i) becoming insolvent, (ii) commencing, or having commenced against it (without dismissal within sixty (60) days), any bankruptcy, insolvency, liquidation, reorganization or similar proceeding under any U.S. or foreign law, (iii) making an assignment for the benefit of its creditors, (iv) admitting in writing its inability to satisfy its debts in the ordinary course of business or that its business or financial condition indicates that it is presently unable to continue as a going concern, or
                  (v) taking an action resulting in or directed to ceasing, on a permanent basis, its business or relevant operations; or

         (c) Licensee may terminate this License Agreement or any License granted hereunder at any time by giving written notice to Vital Images.

3.2 Effect of Termination of a License. Upon any termination of a License, Licensee shall (a) immediately cease all use of the Products licensed pursuant to such License, and (b) certify in writing to Vital Images within thirty (30) days after such termination that Licensee has either destroyed, permanently erased or returned to Vital Images the Products and all copies thereof licensed pursuant to such License.

3.3 Effect of Termination of License Agreement. Upon termination of this License Agreement for any reason, all Licenses to the Products granted hereunder shall immediately terminate, and Licensee shall return to Vital Images all Confidential Information. Articles 2.4, 5, 6, 7, 8 and 9 shall survive any termination of this License Agreement.


ARTICLE 4: ADVERSE REACTIONS; PRODUCT RECALLS
---------------------------------------------

4.1 Adverse Event Reporting. Licensee shall advise Vital Images, by telephone or facsimile, within twenty-four (24) hours after it becomes aware of any adverse event from the use of any Product or malfunction of any Product. Unless otherwise required by applicable local laws, Licensee shall advise Vital Images of any such adverse event prior to any report or filing being made with the U.S. Food and Drug Administration ("FDA") or any other comparable regulatory body elsewhere in the world.

4.2      Product Recall; Corrective Action.

         (a) Corrective Action. If Vital Images believes that a corrective action with respect to the Products is desirable or required by law, or if any governmental agency having jurisdiction (including without limitation, the FDA) shall request or order any corrective action with respect to the Products, including any recall, customer notice, restriction, change, corrective action or market action or any Product change, Vital Images or its reseller shall promptly notify Licensee. Licensee shall comply with all reasonable directions regarding such corrective action, including the return of the Products to Vital Images or a reseller at Vital Images' expense.

         (b) Refund. If any Products are required to be returned to Vital Images or its resellers pursuant to this Article 4.2 and no replacement is provided therefor by Vital Images, Vital Images shall refund to Licensee any unearned license fees paid (the amount of the license fee Licensee paid for the Products, less a reasonable value for use determined by prorating the license fee paid on a thirty-six (36) month straight line amortization method).


ARTICLE 5: WARRANTIES; INDEMNIFICATION
--------------------------------------

5.1 Limited Warranty. Vital Images warrants to Licensee for one (1) year from the delivery date (the "Warranty Period"), that the Products, when properly installed and operated, will substantially perform the functions described in the functional specifications for the Products, as contained in the applicable written documentation for the Products. Vital Images shall have no obligation to Licensee or any third party under this Article 5.1 if (a) the Products have not been properly installed, used or maintained, whether by Licensee or any third party, in accordance with the Licenses granted hereunder or Vital Images' then-applicable operating manuals; or (b) the Products have been modified in any manner or are used or combined with other computer software programs, hardware or data not supplied by Vital Images and without the prior written consent of Vital Images.

5.2 Exclusive Remedy. Vital Images' entire liability, and Licensee's exclusive remedy, for any warranty claim made by Licensee under Article
         5.1 above during the Warranty Period shall be for Vital Images, at its option, to either (a) replace any defective media which prevents the Products from satisfying the limited warranty described in Article 5.1;
         (b) attempt to correct any material and reproducible errors reported by Licensee; or (c) terminate this License Agreement and refund the license fee paid for the Products. Vital Images does not warrant that the operation of the Products will be uninterrupted or error-free, that all errors in the Products will be corrected, that the Products will satisfy Licensee's requirements or that the Products will operate in the combinations which Licensee may select for use.

5.3 Limited Warranty. Vital Images warrants to Licensee that the Products, when properly installed and operated, will produce no material errors when processing dates prior to, during and after the calendar year 2000. Vital Images shall have no obligation to Licensee or any third party under this Article 5.3 if (a) the Products have not been properly installed, used or maintained, whether by Licensee or any third party, in accordance with the Licenses granted hereunder or Vital Images' then-applicable operating manuals; (b) the Products have been modified in any manner or are used or combined with other computer software programs, hardware or data; or (c) the material error reported by Licensee is not reproducible by Vital Images.

5.4 Exclusive Remedy. Vital Images' entire liability, and Licensee's exclusive remedy, for any breach of the warranty in Article 5.3 above shall be for Vital Images, at its option, to either (a) attempt to correct such material and reproductive errors, or (b) terminate the License to such Products and refund any unearned license fees paid (the amount of the license fee Licensee paid for the Products, less a reasonable value for use determined by prorating the license fee paid on a thirty-six (36) month straight-line depreciation method) with no further liability to Licensee. This Article 5.4 states Licensee's exclusive remedy, and Vital Images and its licensors' entire liability for any breach of the warranty set forth in Article 5.3.

5.5 Warranty Disclaimer. THE WARRANTIES SET FORTH IN ARTICLES 5.1 AND 5.3 ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY VITAL IMAGES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-

         INFRINGEMENT OR USE, AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF VITAL IMAGES FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE, MAINTENANCE OR PERFORMANCE OF THE LICENSED SOFTWARE. Repair or replacement of all or any part of the Products does not extend the Warranty Period, which shall begin on the delivery date. Vital Images and its third party licensors expressly disclaim any commitment to provide maintenance or support of the Products beyond the Warranty Period, in the absence of a Licensee entering into a separate agreement with Vital Images or its reseller. Furthermore, the Products are derived from and include software from third party licensors, who make no warranty, express or implied, regarding the Products, who disclaim any and all liability for the Products and who will not undertake to provide any information or support regarding the Products.

5.4 Infringement Indemnity. Vital Images hereby agrees to indemnify, defend and hold Licensee harmless from any third from any third party suit, claim or other legal action ("Legal Action") that alleges the Licensed Software infringes any United States patent, copyright, or trade secret, including any award of damages and costs made against Licensee by a final judgment of a court of last resort based upon a Legal Action, provided that: (a) Licensee gives written notice of any Legal Action to Vital Images within fifteen (15) days of Licensee's first knowledge thereof; (b) Vital Images has sole and exclusive control of the defense of any Legal Action, including the choice and direction of any legal counsel, and all related settlement negotiations; and (c) Licensee provides Vital Images (at Vital Images' expense for reasonable out-of-pocket expenses) with assistance, information and authority to perform the above.

         Notwithstanding the foregoing, Vital Images and its licensors shall have no liability for any Legal Action based on or arising out of: (a) the failure by Licensee to use a non-infringing version or release of the Products if made available by Vital Images, (b) the combination, operation or use of the Products with software, hardware or data not furnished by Vital Images, if such Legal Action would have been avoided by use of the Products without such software, hardware or data, or (c) the use of any Products in a manner for which it was neither designed nor contemplated.

         In the event that the Products are held or are believed by Vital Images to infringe, Vital Images shall, at its option and expense, (a) modify the infringing Products, (b) obtain for Licensee a license to continue using such Products, (c) substitute the Products with other software reasonably suitable to Licensee, or (d) if none of the foregoing are commercially feasible, terminate the License to such Products and refund any unearned license fees paid (the amount of the license fee paid for the Products, less a reasonable value for use determined by prorating the license fee paid on a thirty-six (36) month straight-line amortization method) with no further liability to Licensee.

         This Article 5.4 states Licensee's exclusive remedy, and Vital Images' and its licensors' entire liability, for any infringement claim related to the Products or their use.

ARTICLE 6: LIMITATION OF REMEDIES
---------------------------------

6.1 Delay. VITAL IMAGES SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING PRODUCTS OR SERVICES OR ANY OTHER PERFORMANCE UNDER THIS LICENSE AGREEMENT.

6.2 Sole Remedies. THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR VITAL IMAGES' LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE OR PRODUCT LIABILITY) WITH RESPECT TO THE PRODUCTS AND SERVICES COVERED BY THIS LICENSE AGREEMENT AND ALL OTHER PERFORMANCE BY VITAL IMAGES UNDER THIS LICENSE AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN ARTICLE 5 OF THIS LICENSE AGREEMENT.

6.3 Damages Limitation. VITAL IMAGES SHALL HAVE NO LIABILITY OF ANY KIND FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE, EVEN IF VITAL IMAGES SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE, INCLUDING ANY LIABILITY FOR DAMAGES ARISING OUT OF OR RESULTING FROM THE USE, MAINTENANCE OR PERFORMANCE OF THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE LOSS OR CORRUPTION OF LICENSEE'S OR ANY THIRD PARTY DATA. IN NO EVENT SHALL VITAL IMAGES BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AGGREGATE AMOUNTS ACTUALLY PAID BY LICENSEE TO VITAL IMAGES UNDER THIS LICENSE AGREEMENT.


ARTICLE 7: CONFIDENTIALITY
--------------------------

7.1 Confidential Information. All Confidential Information shall be deemed confidential and proprietary to Vital Images, and are the sole and exclusive property of Vital Images. Licensee may use the Confidential Information during the term of this License Agreement only as permitted hereunder or as necessary in order to use the Products in accordance with the License(s) granted hereunder. Licensee shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by Licensee's employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements.

7.2 Exclusions. The following information shall not be considered Confidential Information under this Article 7:

         (a) Information which is or becomes in the public domain through no fault or act of Licensee;

         (b) Information which was independently developed by Licensee without the use or reliance on Vital Images' Confidential Information;

         (c) Information which was provided to Licensee by a third party under no duty of confidentiality to Vital Images; or

         (d) Information which is required to be disclosed by Licensee under law, provided, however, Licensee gives prompt notice thereof to Vital Images prior to such disclosure.

7.3 Cooperation. At Vital Images' request, Licensee shall cooperate fully with Vital Images in any and all legal actions taken by Vital Images to protect its rights in the Products and in the Confidential Information. Vital Images shall bear all costs and expenses reasonably incurred by Licensee in the course of cooperating with Vital Images in such legal action.


ARTICLE 8: ARBITRATION
----------------------

8.1 Dispute Resolution. Except as provided in Article 8.2 below, Vital Images and Licensee shall each use its best efforts to resolve any dispute between them promptly and without resort to any legal process if feasible within thirty (30) days of receipt of a written notice by one party to the other party of the existence of such dispute. The foregoing requirement in this Article 8.1 shall be without prejudice to either party's right, if applicable, to terminate this License Agreement under Article 3.1 above.

8.2 Litigation Rights Reserved. If any dispute arises with regard to Licensee's unauthorized use of the Products or unauthorized use or infringement of Confidential Information, Vital Images may seek any available remedy at law or in equity from a court of competent jurisdiction.

8.3 Procedure for Arbitration. Except as provided in Article 8.2 above, any dispute, claim or controversy arising out of or in connection with this License Agreement which has not been settled through negotiation within a period of thirty (30) days after the date on which either party shall first have notified the other party in writing of the existence of a dispute shall be settled by final and binding arbitration under the then-applicable Commercial Arbitration Rules or, if Licensee's principal place of business is outside the United States, the International Arbitration Rules of the American Arbitration Association ("AAA"). Any such arbitration shall be conducted by three (3) arbitrators appointed by mutual agreement of the parties or, failing such agreement, in accordance with said Rules. At least one (1) arbitrator shall be an experienced computer software professional, and at least one (1) arbitrator shall be an experienced business attorney with a background in the licensing and distribution of computer software. Any such arbitration shall be conducted in Minneapolis, Minnesota, U.S.A. in the English language. An arbitral award may be enforced in any court of competent jurisdiction. Notwithstanding any contrary provision in the AAA Rules, the following additional procedures and rules shall apply to any such arbitration:

         (a) Each party shall have the right to request from the arbitrators, and the arbitrators shall order upon good cause shown, reasonable and limited pre-hearing discovery, including
                  (i) exchange of witness lists, (ii) depositions under oath of named witnesses at a mutually convenient location, (iii) written interrogatories and (iv) document requests.

         (b) Upon conclusion of the pre-hearing discovery, the arbitrators shall promptly hold a hearing upon the evidence to be adduced by the parties and shall promptly render a written opinion and award.

         (c) The arbitrators may not award or assess punitive damages against either party.

         (d) Each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.


ARTICLE 9: MISCELLANEOUS
------------------------

9.1 Assignment. Licensee shall not have the right to assign or otherwise transfer its rights or obligations under this License Agreement except with the prior written consent of Vital Images, which consent shall not be unreasonably withheld. This License Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Any prohibited assignment shall be null and void.

9.2 Notices. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, by private courier service, or by facsimile addressed to the respective addresses of the parties as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the party to which the notice is given, or (b) on the fifth (5th) day following domestic mailing or the tenth
         (10th) day following international mailing, as may be the case, whichever occurs first.

9.3 Exports and U.S. Government Rights. Licensee hereby acknowledges that it will not export or reexport any of the Products or technical data (which includes, among other things, any technical information relating to the Products, written or otherwise), or any product incorporating any Products or technical data. The Products are provided with Restricted Rights. Use, duplication or disclosure by the U.S. government is subject to restrictions as set forth in (a) this License Agreement pursuant to DFARs 227.7202-3(a);

         (b) subparagraph (c)(1)(i) of the Rights in Technical Data and Computer Software clause at DFARs 252.227-7013; or (c) the Commercial Computer Software Restricted Rights clause at FAR 52.227-19 subdivision (c)(1) and (2), as applicable. Contractor/manufacturer is Vital Images, Inc., 3100 West Lake Street, Suite 100, Minneapolis, Minnesota 55416 U.S.A.

9.4 Entire Agreement. This License Agreement, including the Exhibits attached hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements by and between Licensee and Vital Images as well as all proposals, oral or written, and all prior negotiations, conversations and discussions between the parties related hereto.

9.5 Amendment. This License Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

9.6 Governing Law. This License Agreement shall be governed by and interpreted under the laws of the State of Minnesota, U.S.A., excluding
         (a) its choice of law rules, and (b) the United Nations Convention on the International Sale of Goods.

9.7 Severability. If any provision of this License Agreement is found unenforceable under any of the laws or regulations applicable thereto, such provision terms shall be deemed stricken from this License Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

9.8 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

         IN WITNESS WHEREOF, the parties have executed this License Agreement by their duly authorized representatives.

VITAL IMAGES, INC.                            LICENSEE


By                                            By
   --------------------------------------        -------------------------------
Name                                          Name
     ------------------------------------          -----------------------------
Title                                         Title
      -----------------------------------           ----------------------------

                               VITAL IMAGES, INC.
                               END USER AGREEMENT

                                    EXHIBIT A
                                    PRODUCTS

                               VITAL IMAGES, INC.
                               END USER AGREEMENT

                                    EXHIBIT B
                          DESIGNATED EQUIPMENT AND SITE


Designated Equipment:









Designated Site:

                               VITAL IMAGES, INC.
                           RESELLER SOFTWARE AGREEMENT
                           ---------------------------

                                    EXHIBIT D
                         DEMONSTRATION LICENSE AGREEMENT

                               VITAL IMAGES, INC.
                         DEMONSTRATION LICENSE AGREEMENT


THIS SOFTWARE LICENSE AGREEMENT ("License Agreement") is made as of _________________, 200__, by and between Vital Images, Inc., 3300 Fernbrook Lane N., Suite 200, Plymouth, Minnesota 55447 U.S.A. ("Vital Images") and __________________________________________, having its principal place of business at ___________________________________________________ ("Licensee").


Recitals
--------

         A. Vital Images develops and licenses proprietary medical visualization software products (defined below as the "Products").

         B. Licensee desires to license and use the Products for a specific period of time for the purposes of demonstration, evaluation, testing or other short-term uses, and Vital Images so agrees, subject to the terms and conditions of this License Agreement.

ARTICLE 1: DEFINITIONS
----------------------

For purposes of this License Agreement, the following words, terms and phrases shall have the following meanings unless the context otherwise requires:

1.1 Confidential Information. "Confidential Information" shall mean all information disclosed by Vital Images to Licensee or embodied in the Products, regardless of the form in which it is disclosed, which relates to markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, prices, costs, revenues, profits, organization, employees, agents, resellers or business in general of Vital Images, or the algorithms, programs, user interfaces and organization of the Products.

1.2 Products. "Products" shall mean only those computer software products in object code form as described in Exhibit A and any related user documentation as released from time to time by Vital Images, including any later authorized releases or versions of such software or documentation during the term of this License Agreement.

ARTICLE 2: LICENSE GRANT AND USE
--------------------------------

2.1 License Grant. Subject to the terms of this License Agreement, Vital Images hereby grants to Licensee a nonexclusive, non-transferable license ("License") to use the Products only on one (1) computer of the type described in Exhibit B attached hereto ("Designated Equipment"), and only at the site described in Exhibit B ("Designated Site"). Licensee must purchase a License for any other computer at a Designated Site on which it desires to install and use the Products. Licensee's use of the Products shall be limited solely to demonstration, evaluation, testing or otherwise as described on Exhibit B. Licensee hereby agrees that the Products under this License shall not be used for any business activities of the Licensee without the prior written consent of Vital Images, such consent to be at the sole discretion of Vital Images.

2.2 Restrictions on Use. Licensee agrees not to engage in, cause or permit the reverse engineering, disassembly, recompilation, modification or any similar manipulation of the Products, nor may Licensee loan, lease, distribute, assign or otherwise transfer the Products or copies thereof, in whole or in part, to any third party. Licensee may not install, use or access the Products at or from any location other than a Designated Site, or on any type of computer other than the Designated Equipment, without the prior written approval of Vital Images.

2.3 Copying. Licensee shall not copy the Products, except that Licensee may make and maintain one (1) copy of the Products for back-up and archival purposes, provided such copy includes all Vital Images copyright, proprietary rights and other notices included on or in the Products.

2.4 Ownership. All right, title and interest in the Products shall at all times remain the property of Vital Images and its licensors, subject to the Licenses granted to Licensee under this License Agreement. Licensee understands and agrees that it takes title only to the media on which the Products are provided to it, but that the Products shall remain the property of, and proprietary to, Vital Images.

ARTICLE 3: TERM AND TERMINATION
-------------------------------

3.1 Term. The term of this License Agreement shall be as described on Exhibit B, such term not to exceed twelve (12) months.

3.2 Termination. Either party may terminate this License Agreement at any time by giving written notice to the other party.

3.3 Effect of Termination of a License. Upon any termination of a License, Licensee shall (a) immediately cease all use of the Products licensed pursuant to such License, and (b) certify in writing to Vital Images within thirty (30) days after such termination that Licensee has either destroyed, permanently erased or returned to Vital Images the Products and all copies thereof licensed pursuant to such License.

3.4 Effect of Termination of License Agreement. Upon termination of this License Agreement, all Licenses to the Products granted hereunder shall immediately terminate, and Licensee shall return to Vital Images all Confidential Information. Articles 2.4, 5, 6, 7, 8 and 9 shall survive any termination of this License Agreement.

ARTICLE 4: ADVERSE REACTIONS; PRODUCT RECALLS
---------------------------------------------

4.1 Adverse Event Reporting. In the event that Vital Images has granted Licensee the right to use the Products under this License Agreement in its business activities, Licensee shall advise Vital Images, by telephone or facsimile, within twenty-four (24) hours after it becomes aware of any adverse event from the use of any Product or malfunction of any Product. Unless otherwise required by applicable local laws, Licensee shall advise Vital Images of any such adverse event prior to any report or filing being made with the U.S. Food and Drug Administration ("FDA") or any other comparable regulatory body elsewhere in the world.

4.2 Product Recall; Corrective Action. If Vital Images believes that a corrective action with respect to the Products is desirable or required by law, or if any governmental agency having jurisdiction (including without limitation, the FDA) shall request or order any corrective action with respect to the Products, including any recall, customer notice, restriction, change, corrective action or market action or any Product change, Vital Images or its reseller shall promptly notify Licensee. Licensee shall comply with all reasonable directions regarding such corrective action, including the return of the Products to Vital Images or a reseller at Vital Images' expense.

ARTICLE 5: WARRANTIES; INDEMNIFICATION
--------------------------------------

5.1 No Warranty. Vital Images makes no warranty to Licensee that the Products, when properly installed and operated, will substantially perform the functions described in the functional specifications for the Products, as contained in the applicable written documentation for the Products. All Products are provided to Licensee "AS IS."


5.2 Exclusive Remedy. Vital Images' entire liability, and Licensee's exclusive remedy, for any claim made by Licensee under Article 5.1 above shall be for Vital Images to terminate this License Agreement. Vital Images does not warrant that the operation of the Products will be uninterrupted or error-free, that all errors in the Products will be corrected, that the Products will satisfy Licensee's requirements or that the Products will operate in the combinations which Licensee may select for use.

5.3 Warranty Disclaimer. THE WARRANTY SET FORTH IN ARTICLE 5.1 ABOVE IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY VITAL IMAGES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR USE, AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF VITAL IMAGES FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE, MAINTENANCE OR PERFORMANCE OF THE LICENSED SOFTWARE. Furthermore, the Products are derived from and include software from third party licensors, who make no warranty, express or implied, regarding the Products, who disclaim any and all liability for the Products and who will not undertake to provide any information or support regarding the Products.

5.4 Infringement Indemnity. Vital Images hereby agrees to indemnify, defend and hold Licensee harmless from any third from any third party suit, claim or other legal action ("Legal Action") that alleges the Licensed Software infringes any United States patent, copyright, or trade secret, including any award of damages and costs made against Licensee by a final judgment of a court of last resort based upon a Legal Action, provided that: (a) Licensee gives written notice of any Legal Action to Vital Images within fifteen (15) days of Licensee's first knowledge thereof; (b) Vital Images has sole and exclusive control of the defense of any Legal Action, including the choice and direction of any legal counsel, and all related settlement negotiations; and (c) Licensee provides Vital Images (at Vital Images' expense for reasonable out-of-pocket expenses) with assistance, information and authority to perform the above.

         Notwithstanding the foregoing, Vital Images and its licensors shall have no liability for any Legal Action based on or arising out of: (a) the failure by Licensee to use a non-infringing version or release of the Products if made available by Vital Images, (b) the combination, operation or use of the Products with software, hardware or data not furnished by Vital Images, if such Legal Action would have been avoided by use of the Products without such software, hardware or data, or (c) the use of any Products in a manner for which it was neither designed nor contemplated.

         In the event that the Products are held or are believed by Vital Images to infringe, Vital Images shall, at its option and expense, terminate the License to such Products.

         This Article 5.4 states Licensee's exclusive remedy, and Vital Images' and its licensors' entire liability, for any infringement claim related to the Products or their use.

ARTICLE 6: LIMITATION OF REMEDIES
---------------------------------

6.1 Delay. VITAL IMAGES SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING PRODUCTS OR SERVICES OR ANY OTHER PERFORMANCE UNDER THIS LICENSE AGREEMENT.

6.2 Sole Remedies. THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR VITAL IMAGES' LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE OR PRODUCT LIABILITY) WITH RESPECT TO THE PRODUCTS AND SERVICES COVERED BY THIS LICENSE AGREEMENT AND ALL OTHER PERFORMANCE BY VITAL IMAGES UNDER THIS LICENSE AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN ARTICLE 5 OF THIS LICENSE AGREEMENT.

6.3 Damages Limitation. VITAL IMAGES SHALL HAVE NO LIABILITY OF ANY KIND FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR

         DAMAGE, EVEN IF VITAL IMAGES SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE, INCLUDING ANY LIABILITY FOR DAMAGES ARISING OUT OF OR RESULTING FROM THE USE, MAINTENANCE OR PERFORMANCE OF THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE LOSS OR CORRUPTION OF LICENSEE'S OR ANY THIRD PARTY DATA. IN NO EVENT SHALL VITAL IMAGES BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AGGREGATE AMOUNTS ACTUALLY PAID BY LICENSEE TO VITAL IMAGES UNDER THIS LICENSE AGREEMENT.

ARTICLE 7: CONFIDENTIALITY
--------------------------

7.1 Confidential Information. All Confidential Information shall be deemed confidential and proprietary to Vital Images, and are the sole and exclusive property of Vital Images. Licensee may use the Confidential Information during the term of this License Agreement only as permitted hereunder or as necessary in order to use the Products in accordance with the License(s) granted hereunder. Licensee shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by Licensee's employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements.

7.2 Exclusions. The following information shall not be considered Confidential Information under this Article 7:

         (a) Information which is or becomes in the public domain through no fault or act of Licensee;

         (b) Information which was independently developed by Licensee without the use or reliance on Vital Images' Confidential Information;

         (c) Information which was provided to Licensee by a third party under no duty of confidentiality to Vital Images; or

         (d) Information which is required to be disclosed by Licensee under law, provided, however, Licensee gives prompt notice thereof to Vital Images prior to such disclosure.

7.3 Cooperation. At Vital Images' request, Licensee shall cooperate fully with Vital Images in any and all legal actions taken by Vital Images to protect its rights in the Products and in the Confidential Information. Vital Images shall bear all costs and expenses reasonably incurred by Licensee in the course of cooperating with Vital Images in such legal action.

ARTICLE 8: ARBITRATION
----------------------

8.1 Dispute Resolution. Except as provided in Article 8.2 below, Vital Images and Licensee shall each use its best efforts to resolve any dispute between them promptly and without resort to any legal process if feasible within thirty (30) days of receipt of a written notice by one party to the other party of the existence of such dispute. The foregoing requirement in this Article 8.1 shall be without prejudice to either party's right, if applicable, to terminate this License Agreement under Article 3.1 above.

8.2 Litigation Rights Reserved. If any dispute arises with regard to Licensee's unauthorized use of the Products or unauthorized use or infringement of Confidential Information, Vital Images may seek any available remedy at law or in equity from a court of competent jurisdiction.

8.3 Procedure for Arbitration. Except as provided in Article 8.2 above, any dispute, claim or controversy arising out of or in connection with this License Agreement which has not been settled through negotiation within a period of thirty (30) days after the date on which either party shall first have notified the other party in writing of the existence of a dispute shall be settled by final and binding arbitration under the then-applicable Commercial Arbitration Rules or, if Licensee's principal place of business is outside the United States, the International Arbitration Rules of the American Arbitration Association ("AAA"). Any such arbitration shall be conducted by three (3) arbitrators appointed by mutual agreement of the parties or, failing such agreement, in accordance with said Rules. At least one (1) arbitrator shall be an experienced computer software professional, and at least one (1) arbitrator shall be an experienced business attorney with a background in the licensing and distribution of computer software. Any such arbitration shall be conducted in Minneapolis, Minnesota, U.S.A. in the English language. An arbitral award may be enforced in any court of competent jurisdiction. Notwithstanding any contrary provision in the AAA Rules, the following additional procedures and rules shall apply to any such arbitration:

                  (a) Each party shall have the right to request from the arbitrators, and the arbitrators shall order upon good cause shown, reasonable and limited pre-hearing discovery, including (i) exchange of witness lists,
                           (ii) depositions under oath of named witnesses at a mutually convenient location, (iii) written interrogatories and (iv) document requests.

                  (b) Upon conclusion of the pre-hearing discovery, the arbitrators shall promptly hold a hearing upon the evidence to be adduced by the parties and shall promptly render a written opinion and award.

                  (c) The arbitrators may not award or assess punitive damages against either party.

                  (d) Each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.

ARTICLE 9: MISCELLANEOUS
------------------------

9.1 Assignment. Licensee shall not have the right to assign or otherwise transfer its rights or obligations under this License Agreement except with the prior written consent of Vital Images, which consent shall be at the sole discretion of Vital Images. This License Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Any prohibited assignment shall be null and void.

9.2 Notices. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, by private courier service, or by facsimile addressed to the respective addresses of the parties as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the party to which the notice is given, or (b) on the fifth (5th) day following domestic mailing or the tenth
         (10th) day following international mailing, as may be the case, whichever occurs first.

9.3 Exports and U.S. Government Rights. Licensee hereby acknowledges that it will not export or reexport any of the Products or technical data (which includes, among other things, any technical information relating to the Products, written or otherwise), or any product incorporating any Products or technical data. The Products are provided with Restricted Rights. Use, duplication or disclosure by the U.S. government is subject to restrictions as set forth in (a) this License Agreement pursuant to DFARs 227.7202-3(a); (b) subparagraph (c)(1)(i) of the Rights in Technical Data and Computer Software clause at DFARs 252.227-7013; or (c) the Commercial Computer Software Restricted Rights clause at FAR 52.227-19 subdivision (c)(1) and (2), as applicable. Contractor/manufacturer is Vital Images, Inc., 3100 West Lake Street, Suite 100, Minneapolis, Minnesota 55416 U.S.A.

9.4 Entire Agreement. This License Agreement, including the Exhibits attached hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements by and between Licensee and Vital Images as well as all proposals, oral or written, and all prior negotiations, conversations and discussions between the parties related hereto.

9.5 Amendment. This License Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

9.6 Governing Law. This License Agreement shall be governed by and interpreted under the laws of the State of Minnesota, U.S.A., excluding
         (a) its choice of law rules, and (b) the United Nations Convention on the International Sale of Goods.

9.7 Severability. If any provision of this License Agreement is found unenforceable under any of the laws or regulations applicable thereto, such provision terms shall be deemed stricken from this License Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

9.8 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

         IN WITNESS WHEREOF, the parties have executed this License Agreement by their duly authorized representatives.

VITAL IMAGES, INC.                            LICENSEE


By                                            By
   -------------------------------------         -------------------------------
Name                                          Name
     -----------------------------------           -----------------------------
Title                                         Title
      ----------------------------------            ----------------------------

                               VITAL IMAGES, INC.
                         DEMONSTRATION LICENSE AGREEMENT

                                    EXHIBIT A
                                    PRODUCTS

                               VITAL IMAGES, INC.
                         DEMONSTRATION LICENSE AGREEMENT

                                    EXHIBIT B
                          DESIGNATED EQUIPMENT AND SITE


Designated Equipment:









Designated Site:









Prescribed Use for Products Under Demonstration License Agreement:












Prescribed Term for Use of Products Under Demonstration License Agreement (may not exceed one year):

                              VITAL IMAGES, INC.
                          SOFTWARE RESELLER AGREEMENT
                          ---------------------------

                                   EXHIBIT E
                     PRODUCT TRANSFER PRICING TO RESELLER
                     * CONFIDENTIAL TREATMENT REQUESTED *

----------------- ----------- ------------ ------------------ -------------------------------------
                  List Price    Discount     Transfer Price     Notes
----------------- ----------- ------------ ------------------ -------------------------------------
  Vitrea2 System        $              %            $         Vitrea2 (for NT) Software includes:
                                                              o User Training and System
                                                                Administration Manuals and
                                                                Computer*
                                                              o Flat Panel Monitor
                                                              o Modem
                                                              o Mouse, mousepad and keyboard
                                                              o 1 year system maintenance
                                                              o 2 two-day applications training
                                                                sessions
                                                              o Installation
                                                              o Shipping

                                                              * Minimum specs for computer are:
                                                              o Dual Pentium III 600 MHz Processor
                                                              o Two 18 GB SCSI 10K RMP with
                                                                RAID 1 configuration
                                                              o 1 GB RAM
                                                              o 3D Graphics Board
----------------- ----------- ------------ ------------------ -------------------------------------
Vitrea2                 $              %            $
Installation
----------------- ----------- ------------ ------------------ -------------------------------------
      1 Year
 Maintenance            $              %            $
----------------- ----------- ------------ ------------------ -------------------------------------
   Vscore               $              %            $
----------------- ----------- ------------ ------------------ -------------------------------------

                              VITAL IMAGES, INC.
                          SOFTWARE RESELLER AGREEMENT
                          ---------------------------

                                   EXHIBIT F
                              PRODUCT COMMITMENTS
                     * CONFIDENTIAL TREATMENT REQUESTED *

Reseller shall purchase from Vital Images during the twenty-one (21) month period ended March 31, 2002 the following Vitrea Software License minimums:

                                     YEAR 1

--------------------------------------------------------------------------------
                                       Vitrea2 System         Cumulative Total
                                         Commitment
------------------------------- --------------------------- --------------------
           QUARTER 3
 July 1, 2000 - Sept. 30, 2000
------------------------------- --------------------------- --------------------
           QUARTER 4
 Oct. 1, 2000 - Dec. 31, 2000
--------------------------------------------------------------------------------

                                     YEAR 2

--------------------------------------------------------------------------------
                                       Vitrea2 System         Cumulative Total
                                         Commitment
------------------------------- --------------------------- --------------------
           QUARTER 1
 Jan. 1, 2001 - Mar. 31, 2001
------------------------------- --------------------------- --------------------
           QUARTER 2
 April 1, 2001 - June 30, 2001
------------------------------- --------------------------- --------------------
           QUARTER 3
 July 1, 2001 - Sept. 31, 2001
------------------------------- --------------------------- --------------------
           QUARTER 4
 Oct. 1, 2001 - Dec. 31, 2001
--------------------------------------------------------------------------------

                                     YEAR 3

--------------------------------------------------------------------------------
                                 Vitrea2 System Commitment    Cumulative Total
------------------------------- --------------------------- --------------------
           QUARTER 1
 Jan. 1, 2002 - Mar. 31, 2002
--------------------------------------------------------------------------------

                               VITAL IMAGES, INC.
                           SOFTWARE RESELLER AGREEMENT
                           ---------------------------

                                    EXHIBIT G
                         LIST OF VITAL IMAGES TRADEMARKS





                                   Vitrea (R)

                                   VScore(TM)